Exhibit 10.I

     THIS SEVERANCE AGREEMENT, dated as of January 5, 1998 (this "Agreement"), is made by and between Merrimac Industries, Inc., a New Jersey corporation, having its principal offices at 41 Fairfield Place, West Caldwell, New Jersey (the "Company"), and _______________________, residing in the State of New Jersey (the "Executive").

     WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key executive management personnel; and

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in Section 1.3 below) of the Company exists from time to time and that such possibility, and the uncertainty, instability and questions which it may raise for and among key executive management personnel, may result in the premature departure or significant distraction of such management personnel to the material detriment of the Company and its shareholders; and

     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce, focus and encourage the continued attention and dedication of key members of the executive management of the Company and its subsidiaries, including (without limitation) the Executive, to their assigned duties without distraction in the face of potentially disturbing or unsettling circumstances arising from the possibility of a Change in Control of the Company; and

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          1.1 "Annual Base Salary" shall mean the Executive's rate of regular basic annual compensation prior to any reduction under a salary reduction agreement pursuant to section 401(k) or section 125 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and shall not include (without limitation) cost of living allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

          1.2 "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean (i) willful failure to perform normal and customary duties for an extended period of time for any reason other than death or disability; or (ii) gross negligence or willful misconduct, including but not limited to fraud, embezzlement or intentional misrepresentation; or (iii) commission of, or indictment or conviction for, a felony; or (iv) misappropriation of a material opportunity of the Company; or
(v) willfully engaging in competitive activities against the Company or purposely aiding a competitor of the Company; or (vi) violation of any material term of the Agreement and, if the violation may be cured by the Executive, the failure to cure the violation within ten days after receipt of written notice of such violation.

          1.3 "Change in Control"  shall mean and be deemed to have occurred if:
(i) any Person (as that person is defined in Section 1.7 below), who is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934 ("the Exchange Act")) of stock of the Company entitled to cast more than 25% of the votes at the time entitled to be cast generally for the election of directors; or (ii) more than 50% of the members of the Board of Directors of the Company shall not be Continuing Directors (which term, as used herein, means the directors of the Company (A) who were members of the Board of Directors of the Company on December 1, 1997 or
(B) who subsequently became directors of the Company and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by the Company's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors); or (iii) the Company is merged or consolidated with, or in any transaction or series of transactions, all or substantially all of the business or assets of the Company shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, the stockholders of the Company immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity.
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          1.4  "Company"  shall mean  Merrimac  Industries,  Inc.,  a New Jersey corporation, and any successor to its business and/or assets which assumes (either expressly, by operation of law or otherwise) and/or agrees to perform this Agreement by operation of law or otherwise (except in determining, under Section 1.3 hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

          1.5 "Disability" shall mean if, as result of physical or mental illness or injury, the Executive is unable to perform the essential duties of his position for a period of 90 days or for a period of 120 non-consecutive days in any twelve month period, or poses a direct threat to the safety and health of the Executive or others and there is no reasonable accommodation that can be provided by the Company that would allow the Executive to perform the essential functions of the Executive's position as determined by applicable law.

          1.6 "Good Reason" for termination by the Executive of the Executive's employment in connection with or as a result of any Change in Control, shall mean the occurrence (without the Executive's prior express written consent) of any one of the following acts, or failures to act: (i) a material diminution of the duties and responsibilities of the Executive; or (ii) a reduction in compensation or benefits of the Executive; or (iii) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or (iv) any purported termination of the Executive's employment which is not in pursuant to a Notice of Termination satisfying the requirements of
Section 3.1; or (v) the relocation of the Company's principal executive offices where the Executive works to a location more than twenty-five (25) miles from its location on the date of this Agreement or, the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices. Required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations as of the date of this Agreement is not a relocation event under this Agreement.

          1.7 "Person" shall have the meaning ascribed thereto in Section 13(d) and 14(d) in the Exchange Act provided, however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

     2. Severance Payments.

          2.1 Severance. The Company shall pay the Executive the payments described in this Section 2.1 (the "Severance Payments") upon the termination of the Executive's employment with the Company within one year after a Change in Control unless such termination is (i) by the Company for Cause, or (ii) by the Executive without Good Reason, or (iii) due to Executive's death or disability. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to any act or failure to act constituting Good Reason hereunder.

          2.1.1 The Company shall pay to the Executive for a period of twelve months, in accordance with the Company's regular salary payment procedures, an annualized amount equal to two times the Annual Base Salary of the Executive.

          2.1.2 For a twenty-four month period after the Date of Termination, the Company shall arrange to provide the Executive with health insurance benefits substantially similar to those which the Executive is receiving immediately prior to any Change in Control.

          2.2 Round Down. To the extent that any payments made under this Agreement may be subject to the excise tax imposed under section 4999 of the Code, the Company shall reduce the amount of such payments by the minimum amount necessary to avoid being subject to such excise tax.


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     3. Termination Procedures.

          3.1 Notice of Termination. Within one year after a Change in Control any purported termination of the Executive's employment with the Company (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 3 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment with the Company under the provision so indicated. For purposes of this Agreement, any purported termination not effected in accordance with this
Section 3.1 shall not be considered effective.

          3.2 Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment with the Company within one year of after a Change in Control shall mean (i) if the Executive's employment is terminated for Disability, 10 days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination which, in the case of a termination by the Company, shall not be less than ten business days except in the case of a termination for Cause and, in the case of a termination by the Executive, shall not be less than ten business days nor more than 20 business days, respectively, after the date such Notice of Termination is given.

     4. No Mitigation. The Company agrees that, if the Executive's employment is terminated, the Executive is not required to seek other employment or attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 2. Further, the amount of any payment or benefit provided for in
Section 2 (other than pursuant to Section 2.1.2) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, or offset against any amount claimed to be owed by the Executive to the Company or any of its subsidiaries or otherwise.

     5. Successors; Binding Agreement.

          5.1 Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          5.2 Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by this Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) the Executive shall be paid, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     6. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:            Merrimac Industries, Inc.
                           41 Fairfield Place
                           West Caldwell, NJ 07006
                           Attn: Chief Executive Officer

To the Executive:          -----------------------------
                           -----------------------------
                           -----------------------------
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     7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to the principles of conflict of laws thereof. All references to sections of the Exchange Act or the Code shall be deemed also to refer to and include any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

     8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10. No Limitation. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


MERRIMAC INDUSTRIES, INC.


By:
          --------------------
Name:         Mason N. Carter

Title:    Chairman and Chief Executive Officer

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